Schedule A

List of Portfolios

HIMCO Variable Insurance Trust ON BEHALF OF:

HIMCO VIT Index Fund

HIMCO VIT Portfolio Diversifier Fund

HIMCO VIT American Funds Asset Allocation Fund

HIMCO VIT American Funds Blue Chip Income & Growth Fund

HIMCO VIT American Funds Bond Fund

HIMCO VIT American Funds Global Bond Fund

HIMCO VIT American Funds Global Growth & Income Fund

HIMCO VIT American Funds Global Growth Fund

HIMCO VIT American Funds Global Small Capitalization Fund

HIMCO VIT American Funds Growth Fund

HIMCO VIT American Funds Growth-Income Fund

HIMCO VIT American Funds International Fund

HIMCO VIT American Funds New World Fund

HIMCO VIT Conservative Allocation Fund

HIMCO VIT Emerging Markets Equity Fund

HIMCO VIT Global Core Equity Fund

HIMCO VIT Government Bond Fund

HIMCO VIT High Yield Bond Fund

HIMCO VIT International Core Equity Fund

HIMCO VIT International Value Equity Fund

HIMCO VIT Large Cap Core Fund

HIMCO VIT Large Cap Growth Fund

HIMCO VIT Large Cap Value Fund

HIMCO VIT Moderate Allocation Fund

HIMCO VIT Small & Mid Cap Core Fund

HIMCO VIT Strategic Income Bond Fund

HIMCO VIT Total Return Bond Fund

Last updated         , 2015.

Schedule B

Fees

As compensation for the services rendered by the Adviser, each Portfolio shall pay to the Adviser as promptly as possible after the last day of each month during the term of this Agreement, a fee accrued daily and paid monthly based upon the following annual rates calculated based on the average daily net asset value of the applicable Portfolio:

HIMCO VIT Index Fund

Average Daily Net Assets	Annual Rate

First $2 Billion	0.30%
Next $3 Billion	0.20%
Next $5 Billion	0.18%
Amount Over $10 Billion	0.17%

HIMCO VIT Portfolio Diversifier Fund

Average Daily Net Assets	Annual Rate

First $500 Million	0.60%
Next $500 Million	0.55%
Next $4 Billion	0.50%
Next $5 Billion	0.48%
Amount Over $10 Billion	0.47%

Portfolio	Annual Rate
HIMCO VIT American Funds Asset Allocation Fund	0.65%
HIMCO VIT American Funds Blue Chip Income & Growth Fund	0.75%
HIMCO VIT American Funds Bond Fund	0.50%
HIMCO VIT American Funds Global Bond Fund	0.75%
HIMCO VIT American Funds Global Growth & Income Fund	0.80%
HIMCO VIT American Funds Global Growth Fund	1.00%
HIMCO VIT American Funds Global Small Cap Fund	0.80%
HIMCO VIT American Funds Growth Fund	0.75%
HIMCO VIT American Funds Growth-Income Fund	0.70%
HIMCO VIT American Funds International Fund	0.85%
HIMCO VIT American Funds New World Fund	1.10%

HIMCO VIT Conservative Allocation Fund

Average Daily Net Assets	Annual Rate

First $100 Million	0.43%
Next $150 Million	0.38%
Next $250 Million	0.33%
Next $500 Million	0.30%
Next $4 Billion	0.28%
Amount Over $5 Billion	0.27%

HIMCO VIT Emerging Markets Equity Fund

Average Daily Net Assets	Annual Rate

First $100 Million	0.63%
Next $150 Million	0.58%
Next $250 Million	0.53%
Next $500 Million	0.50%
Next $4 Billion	0.48%
Amount Over $5 Billion	0.47%

HIMCO VIT Global Core Equity Fund

Average Daily Net Assets	Annual Rate

First $100 Million	0.62%
Next $150 Million	0.57%
Next $250 Million	0.52%
Next $500 Million	0.49%
Next $4 Billion	0.47%
Amount Over $5 Billion	0.46%

HIMCO VIT Government Bond Fund

Average Daily Net Assets	Annual Rate

First $100 Million	0.42%
Next $150 Million	0.37%
Next $250 Million	0.32%
Next $500 Million	0.29%
Next $4 Billion	0.27%
Amount Over $5 Billion	0.26%

HIMCO VIT High Yield Bond Fund

Average Daily Net Assets	Annual Rate

First $100 Million	0.49%
Next $150 Million	0.44%
Next $250 Million	0.39%
Next $500 Million	0.36%
Next $4 Billion	0.34%
Amount Over $5 Billion	0.33%

HIMCO VIT International Core Equity Fund

Average Daily Net Assets	Annual Rate

First $100 Million	0.51%
Next $150 Million	0.46%
Next $250 Million	0.41%
Next $500 Million	0.38%
Next $4 Billion	0.36%
Amount Over $5 Billion	0.35%

HIMCO VIT International Value Equity Fund

Average Daily Net Assets	Annual Rate

First $100 Million	0.74%
Next $150 Million	0.69%
Next $250 Million	0.64%
Next $500 Million	0.61%
Next $4 Billion	0.59%
Amount Over $5 Billion	0.58%

HIMCO VIT Large Cap Core Fund

Average Daily Net Assets	Annual Rate

First $100 Million	0.40%
Next $150 Million	0.35%
Next $250 Million	0.30%
Next $500 Million	0.27%
Next $4 Billion	0.25%
Amount Over $5 Billion	0.24%

HIMCO VIT Large Cap Growth Fund

Average Daily Net Assets	Annual Rate

First $100 Million	0.46%
Next $150 Million	0.41%
Next $250 Million	0.36%
Next $500 Million	0.33%
Next $4 Billion	0.31%
Amount Over $5 Billion	0.30%

HIMCO VIT Large Cap Value Fund

Average Daily Net Assets	Annual Rate

First $100 Million	0.50%
Next $150 Million	0.45%
Next $250 Million	0.40%
Next $500 Million	0.37%
Next $4 Billion	0.35%
Amount Over $5 Billion	0.34%

HIMCO VIT Moderate Allocation Fund

Average Daily Net Assets	Annual Rate

First $100 Million	0.38%
Next $150 Million	0.33%
Next $250 Million	0.28%
Next $500 Million	0.25%
Next $4 Billion	0.23%
Amount Over $5 Billion	0.22%

HIMCO VIT Small & Mid Cap Core Fund

Average Daily Net Assets	Annual Rate

First $100 Million	0.62%
Next $150 Million	0.57%
Next $250 Million	0.52%
Next $500 Million	0.49%
Next $4 Billion	0.47%
Amount Over $5 Billion	0.46%

HIMCO VIT Strategic Income Bond Fund

Average Daily Net Assets	Annual Rate

First $100 Million	0.39%
Next $150 Million	0.34%
Next $250 Million	0.29%
Next $500 Million	0.26%
Next $4 Billion	0.24%
Amount Over $5 Billion	0.23%

HIMCO VIT Total Return Bond Fund

Average Daily Net Assets	Annual Rate

First $100 Million	0.36%
Next $150 Million	0.31%
Next $250 Million	0.26%
Next $500 Million	0.23%
Next $4 Billion	0.21%
Amount Over $5 Billion	0.20%

Last updated         , 2015.